EXHIBIT 99.1

September 16, 2009

Dear Colleagues:

I’d like to provide you with an update on some of our recent activities. As I’ve shared with you in past notes and face-to-face meetings, 2009 is proving to be a very challenging year for the global economy, the wireless industry, and Comverse, Inc. as well.

Our customers have reacted to the difficult economic conditions through reductions in capital spending, delays in large projects, delays in network capacity expansions, and other measures designed to reduce their costs. As we projected earlier this year, the adverse economic conditions have resulted in a decline in activity throughout the telecom supplier industry and in our business as well.

Although we have not yet experienced stabilization in our business activity, we are hopeful that we will see some recovery toward the end of the year, through a combination of moderating macroeconomic conditions, the release of some pent-up customer demand, and the resumption of the more favorable year-end capital spending patterns we have observed in the past.

Market conditions notwithstanding, we continue to compete successfully, and we have won several new deals recently in next-generation voicemail, SMS, billing, and other areas. We recently announced successes in Billing with AAPT, GTEL, Telenet and VimpelCom-affiliate Sotelco, and in Value-Added Services with “3” Hong Kong, Cellcom and Telstra, in addition to several customer engagements we have not yet been able to disclose. And recently we introduced significant new CRM capabilities, in partnership with industry leader Infor, that extend the value of our Billing & Active Customer Management solutions.

Comverse’s competitive position remains very strong, our value proposition is well suited to our customers’ requirements, and our innovation engine and product portfolio is recognized for its market leadership. Our high value products and market leadership place us in an enviable position at the core of telecom network operators’ efforts to generate service usage and revenue, foster subscriber satisfaction and loyalty, and monetize their offerings. More than 500 communication service provider customers, including most of the world’s top 100 wireless carriers, rely on Comverse to make their networks smarter.

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Earlier today, we presented preliminary, unaudited consolidated cash and debt information in an 8-K filing with the Securities and Exchange Commission, as of July 31, 2009. This follows our settlement with the SEC, which included the setting of a date to complete our accounting restatements, and regain filing compliance, by February 8, 2010. With the restatement process progressing well, we look forward to beginning a new chapter in the company’s development, focusing on:

- Customer First
- Operational Excellence & Quality
- World-Class Products & Innovation
- Continuous Improvement
- Ethics & Integrity
- A Winning Culture

As part of our ongoing effort to improve performance in all aspects of our organization, we always encourage your feedback. Members of our management team and I have met with thousands of you in both large and small group settings throughout the year, and in these meetings, many of you have shared your insights into how we can build a better, stronger Comverse. We will continue to conduct these sessions, and we will introduce new forums, to communicate our vision and strategy, hear your perspectives, and ensure effective implementation of our initiatives. However, we recognize that not everyone is inclined to speak out in such settings. For this reason, I encourage all of you to complete the Organizational Survey now available on the Comverse Intranet. The survey is managed by an independent third-party, to ensure your anonymity. We are always looking for ways to make our company better, for our customers, our employees, and our shareholders, and we hope your participation in the survey will yield valuable recommendations.

Additionally, to further enhance the effectiveness of our communication feedback loop, we are establishing the Extended Leadership Team, an operations-focused forum of about 50 company leaders who will serve as champions for ideas targeting continuous improvement, and as agents of change to ensure that our initiatives are successfully implemented. I am confident that the new ELT will help us to better synchronize our operational activities.

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As I’ve said before, we are a market leader, and down-cycles create great opportunities for market leaders like Comverse to emerge stronger. Many of our competitors are vulnerable, and our customers need value-added, differentiating services more than ever. Despite the challenge of the economic downturn, we have many reasons to be encouraged about our long-term prospects. Our team of talented people possesses a winning spirit and the market’s best innovation engine, and we have a strong position in our key markets, with healthy customers, an industry leading product portfolio, and a good financial position.

Let’s all continue to be focused on serving our customers and finishing the year with renewed momentum.

Thank you again for your ongoing effort and commitment.

Best Regards,

Andre Dahan